Exhibit 10.3
D.R. HORTON, INC.
Non-Qualified Stock Option Agreement
(Director — Term Vesting)
     WHEREAS,                      (hereinafter called the “Participant”) is a director of D.R. Horton, Inc., a Delaware corporation (hereinafter called the “Company”);
     WHEREAS, the grant of Option Rights to the Participant effective                      (the “Date of Grant”), and the execution of a Stock Option Agreement in the form hereof, has been duly authorized by a resolution of the Board duly adopted on                     incorporated herein by reference; and
     WHEREAS, the option granted hereby is intended to be a non-qualified stock option and shall not be treated as an “incentive stock option” within the meaning of that term under Section 422A of the Code.
     NOW, THEREFORE, effective as of the Date of Grant the Company hereby grants to the Participant a non-qualified option pursuant to the Company’s 2006 Stock Incentive Plan (the “Plan”) to purchase                     shares of Common Stock at the price of                                          Dollars ($                    ) per share, and agrees to cause certificates for any shares purchased hereunder to be delivered to the Participant upon payment of the aggregate Option Price in full, all subject, however, to the terms and conditions hereinafter set forth. Capitalized terms used in this Agreement that are not otherwise defined in this Agreement are used as defined in the Plan.

     1. (A) This option (until terminated as hereinafter provided) shall become exercisable as follows:

Time Period After	Number of Shares for
Date of Grant	Which Option is Exercisable
, 200X

, 200X

, 200X

, 200X

, 200X
          Except as otherwise provided in paragraph 3, this option shall be exercisable only if the Participant shall continuously remain a director of the Company from the date hereof until this option is exercised. For the purposes of this paragraph, leaves of absence approved by the Board for illness, disability, military or governmental service, or other cause, shall be considered as continuing to serve as a director of the Company. To the extent exercisable, this option may be exercised in whole or in part from time to time.
          (B) Notwithstanding the provisions of subparagraph (A) of this paragraph 1, this option shall be exercisable to the extent of 100% of the shares hereinabove specified upon the occurrence of any Change in Control (as hereinafter defined) of the Company. For purposes of this Agreement, a “Change in Control” means the occurrence of any of the following events:
(i) A merger, consolidation or reorganization of the Company into or with another corporation or other legal person if the stockholders of the Company, immediately before such merger, consolidation or reorganization, do not, immediately following such merger, consolidation or reorganization, then own directly or indirectly, more than 50% of the combined voting power of the then-outstanding voting securities of the corporation or other legal person resulting from such merger, consolidation or reorganization in substantially the same proportion as their ownership of Voting Securities (as hereinafter defined) immediately prior to such merger, consolidation or reorganization;
(ii) The Company sells all or substantially all of its assets to another corporation or other legal person, or there is a complete liquidation or dissolution of the Company;
(iii) There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), disclosing that any person (as the term “person” is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term “beneficial owner” is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 20% or more of the combined voting power of the then-outstanding voting securities of the Company (“Voting Securities”) (computed in accordance with the standards for the computation of total percentage ownership for the purposes of Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report)); or
(iv) The Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Company has occurred or will occur in the future pursuant to any then-existing contract or transaction.
Notwithstanding the provisions set forth in (iii) or (iv) above, a “Change in Control” shall not be deemed to have occurred for purposes of this Agreement solely because (i) the Company, (ii) any Subsidiary, or (iii) any employee stock ownership plan or any other employee benefit plan of the Company or any Subsidiary either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act disclosing beneficial ownership by it of Voting Securities, whether in excess of 20% or otherwise, or because the Company reports that a change in control of the Company has occurred or will occur in the future by reason of such beneficial ownership. For purposes of calculating beneficial ownership pursuant to this subparagraph (B), any Voting Securities held by Donald R. Horton as of the date hereof or received by Donald R. Horton in connection with any merger involving the Company and any affiliate of the Company shall not be included in the calculation of beneficial ownership.
     (C) Notwithstanding the provisions of subparagraph (A) of this paragraph 1, this option shall be exercisable to the extent of 100% of the shares hereinabove specified at the time the Participant ceases to be a director of the Company upon the occurrence of the events described in subparagraph (C) of paragraph 3.
     2. The Option Price shall be payable (a) in cash or by check acceptable to the Company, (b) by transfer to the Company of shares of Common Stock which have been owned by the Participant for more than six months prior to the date of exercise and which have an aggregate Market Value per Share on the date of exercise equal to the aggregate Option Price, or (c) by a combination of such methods of payment.
     3. This option shall terminate on the earliest of the following dates:
          (A) Three months after Participant is no longer a director of the Company for any reason except as provided in Subparagraph (B) or (C) below;
          (B) Immediately upon the delivery to the Participant of notice of removal of the Participant as a director of the Company;
          (C) Two years after the death or permanent disability of the Participant if the Participant dies or becomes permanently disabled while a director of the Company; and
          (D) Ten years from the date on which this option was granted. Except as otherwise provided in subparagraph (C) of paragraph 1, after the termination of the Participant’s directorship this option shall be exercisable for the same number of shares for which it was exercisable prior to such termination. In the event that the Participant’s directorship terminates on the same date that a Change in Control of the Company occurs, the Change in Control will be deemed to have occurred prior to the termination of the Participant’s directorship.
     4. This option is not transferable or exercisable except as provided in Paragraph 9 of the Plan.
     5. If the Company shall be required to withhold any federal, state, local or foreign tax in connection with the exercise of this option, it shall be a condition to such exercise that the Participant pay or make provision satisfactory to the Company for payment of all such taxes.
     6. Upon each exercise of this option, the Company as promptly as practicable shall mail or deliver to the Participant a stock certificate or certificates representing the shares then purchased, and shall pay all stamp taxes payable in connection therewith. The issuance of such shares and delivery of the certificate or certificates therefor shall, however, be subject to any delay necessary to complete (a) the listing of such shares on any stock exchange upon which shares of the same class are then listed, (b) such registration or qualification of such shares under any state or federal law, rule or regulation as the Company may determine to be necessary or advisable, and (c) the making of provision for the payment or withholding of any taxes required to be withheld pursuant to any applicable law, in respect of the exercise of this option or the receipt of such shares.
     EXECUTED at Fort Worth, Texas this ___day of                                                             , 200X.

D.R. HORTON, INC.

By:

     The undersigned Participant hereby acknowledges receipt of an executed original of this Non-Qualified Stock Option Agreement and accepts the stock option granted thereunder.

, Participant